PILGRIM'S PRIDE CORPORATION REPORTS RECORD EARNINGS AND NET SALES FOR 2005 FISCAL FIRST QUARTER

Gains in Net Income, EPS and Operating Margin Driven by Growth in Prepared Foods and Lower Feed Ingredient Costs

PITTSBURG, Texas, Jan. 24, 2005 - Pilgrim's Pride Corporation (NYSE: PPC) today reported record net income of $48.5 million, or $0.73 per share, for the first fiscal quarter ended January 1, 2005, an increase of $38.2 million, or $0.53 per share, compared with net income of $10.3 million, or $0.20 per share, in the first quarter of fiscal 2004. The Company also reported net sales for the first quarter of fiscal 2005 of $1.37 billion, an increase of $0.33 billion, compared with net sales of $1.04 billion for the same period last year.

“Our record performance in the first fiscal quarter reflects both the successful integration of the November 2003 ConAgra chicken division acquisition and strong performance in our prepared foods and fresh chicken businesses, lower feed ingredient costs, rising exports and strong demand in the foodservice sector,” said O.B. Goolsby, President and Chief Executive Officer of Pilgrim's Pride. “The outlook for sustained profitability in our chicken business is encouraging. We anticipate further growth in our chicken business as we respond to favorable consumer trends and demand for high-quality, convenient, meat proteins that will enable us to continue delivering value to our customers and shareholders,” Goolsby concluded.

Conference Call Information
Pilgrim’s Pride will hold a conference call to discuss the Company's fiscal 2005 first quarter financial results at 10:00 a.m. CST (11:00 a.m. EST) on January 24, 2005. To listen live via telephone, call 800-391-2548, verbal pass code VG495227. The call also will be webcast live on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=68228&eventID=996433. (Note: Due to length URL may not hyperlink. Please copy and paste into your browser.)Additionally, the Company has posted a slide presentation on its website at www.pilgrimspride.com which can be viewed by listeners in connection with today’s conference call. The webcast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at 2:00 p.m. CST on January 24 through February 1 at 800-355-2355 passcode 495227#.

Pilgrim's Pride Corporation is the second-largest poultry producer in the United States and Mexico, and the largest in Puerto Rico. Pilgrim's Pride employs more than 40,000 people and has major operations in Texas, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, Tennessee, Virginia, West Virginia, Puerto Rico and Mexico, with other facilities in Arizona, California, Iowa, Mississippi, Utah and Wisconsin.

Pilgrim's Pride products are sold to foodservice, retail and frozen entrée customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States (including Puerto Rico) and in the Northern and Central regions of Mexico. For more information, please visit www.pilgrimspride.com.

Forward Looking Statements: Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases affecting the production performance and/or marketability of the company's poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our leverage; restrictions imposed by and as a result of our leverage; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; changes in laws or regulations affecting our operations as well as competitive factors and pricing pressures; risks associated with the acquisition of ConAgra Foods' chicken division including possible unknown liabilities assumed in connection with the acquisition and loss of customers of the acquired business; inability to recognize the anticipated cost savings and anticipated benefits in connection with our turkey division restructuring; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Sondra Fowler
Pilgrim's Pride Corporation
(903) 855-4195

PILGRIM'S PRIDE CORPORATION
News Release
January 24, 2005

PILGRIM'S PRIDE CORPORATION
Consolidated Statements of Income
(Unaudited)
[In thousands, except share and per share amounts]

Three Months Ended	January 1, 2005	January 3, 2004
Net Sales	$1,368,247	$1,044,367
Costs and Expenses
Cost of sales	1,212,836	967,264
Selling, general and administrative	64,396	46,303
	1,277,232	1,013,567
Operating Income	91,015	30,800

Other Expense (Income):
Interest expense, net	12,224	12,444
Foreign exchange (gain) loss	(103)	78
Miscellaneous, net	(1,015)	(329)
Total other expenses, net	11,106	12,193

Income before income taxes	79,909	18,607
Income tax expense	31,400	8,321
Net Income	$48,509	$10,286

Net income per common share
-basic and diluted	$0.73	$0.20
Dividends declared per common share	$0.015	$0.015
Weighted average shares outstanding	66,555,733	51,757,222

PILGRIM'S PRIDE CORPORATION
News Release
January 24, 2005

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
[In thousands]

	January 1, 2005	October 2, 2004
ASSETS
Cash and Cash Equivalents	$171,098	$38,165
Other current assets	888,458	979,063
Total Current Assets	1,059,556	1,017,228
Other Assets	50,323	50,086
Property, Plant and Equipment, net	1,169,957	1,178,675

Total Assets	$2,279,836	$2,245,989

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$8,454	$8,428
Other current liabilities	620,768	625,074
Total Current Liabilities	629,222	633,502
Long-Term Debt, Less Current Maturities	525,602	535,866
Deferred Income Taxes	153,286	152,455
Minority Interest in Subsidiary	1,304	1,210
Total Stockholders' Equity	970,422	922,956

Total Liabilities and Stockholders’ Equity	$2,279,836	$2,245,989

PILGRIM'S PRIDE CORPORATION
News Release
January 24, 2005

Pilgrim’s Pride Corporation
Pro forma Financial Information
(Unaudited)
(In thousands except per share amounts)

The unaudited pro forma financial information has been presented as if the acquisition of the ConAgra chicken division had occurred as of the beginning of fiscal year 2004

Three Months Ended	January 3. 2004

Net sales	$1,505,159
Depreciation and amortization	$32,956
Operating income	$56,322
Interest expense, net	$16,815
Income tax expense	$17,181
Net income	$24,744
Net income per common share	$0.37

PILGRIM'S PRIDE CORPORATION
News Release
January 24, 2005

Selected Financial Information
(Unaudited)
(In thousands)

Note: “EBITDA” is defined as net income before interest, income taxes, and depreciation and amortization. EBITDA is presented because it is used by us and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principles (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

EBITDA is calculated as follows:

			Pro Forma
Three Months Ended	January 1, 2005	January 3, 2004	January 3, 2004
Net Income	$48,509	$10,286	$24,744
Add:
Income tax expense	31,400	8,321	17,181
Interest expense, net	12,224	12,444	16,815
Depreciation and amortization	30,065	25,911	32,956
Minus:
Amortization of capitalized financing costs	570	519	519

EBITDA	$121,628	$56,443	$91,177

Capital expenditures	$24,160	$20,552	$26,615